Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ebix, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112616, 333-64368, 333-12781, and 33-62427) and Form S-8 (Nos. 333-128086, 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901) of Ebix, Inc. of our report dated April 9, 2007, relating to the consolidated financial statements of Ebix, Inc. and the financial statement schedules, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois
April 9, 2007